OTCBB: CNYC

Canyon Copper Corp. Announces
Conditional Approval to list on TSX Venture Exchange

VANCOUVER, BRITISH COLUMBIA – (April 4, 2011) – Canyon Copper Corp. (“Canyon”) (OTCBB: CNYC) is pleased to announce it has received conditional approval from the TSX Venture Exchange (the “Exchange”) to list as a Tier 1 Mining Issuer. The Exchange’s final acceptance is subject to Canyon fulfilling all of the requirements of the Exchange including Canyon completing its previously announced non-brokered and brokered financings and the Exchange receiving all required documentation. Canyon plans to fulfill the listing conditions as soon as is practical.

About Canyon Copper

Canyon's New York Canyon Property is located in the New York Canyon area of the Santa Fe Mining District, Mineral County, Nevada. The project hosts oxide and sulphide copper bearing mineralization outlined by historical operators. The most advanced of these zones is the Longshot Ridge copper oxide deposit. This zone has not been completely outlined and remains partially open. The Copper Queen mineralized zone is located approximately three kilometres west of Longshot Ridge and hosts copper and molybdenum sulphide mineralization. Several additional mineralized areas identified throughout the New York Canyon property have yet to be explored.

On behalf of the Board of Directors,

“Anthony Harvey”

CANYON COPPER CORP.
Anthony Harvey, Chairman and CEO

Cautionary Statement Regarding Forward Looking Information

This News Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phases such as “believe,” “expect,” “plan,” “anticipate” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Canyon's expectations, and expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, Canyon’s ability to obtain final approval to list its shares on the TSX Venture Exchange and Canyon’s ability to complete the sale of any securities under the offerings and to obtain TSX Venture Exchange approval of the offerings. Except as required under applicable securities legislation, Canyon undertakes no obligation to publicly update or revise forward-looking information.

NEITHER TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

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